EXHIBIT 10.16



                     AGREEMENT FOR THE SALE AND CANCELLATION
                          OF SHARES OF COMMON STOCK OF
                              SAVOY RESOURCES CORP.
                 AND SALE OF SHARES OF SOCIETE SIRANNA S.A.R.L.


     THIS AGREEMENT FOR THE SALE AND CANCELLATION OF SHARES OF COMMON STOCK OF SAVOY RESOURCES CORP. AND SALE OF SHARES OF SOCIETE SIRANNA S.A.R.L. (the "Agreement") is made and entered into this 22nd day of April, 2005, by and between Savoy Resources Corp. ("Savoy"), 18826 Pagentry Place, Monument 80132, and Mr. Robert Slavik ("Slavik"), 26 Rue Saint Andre des Arts, Paris, France 75006.


                                R E C I T A L S :

     WHEREAS, 21,000,000 (the "Shares") of the 22,500,000 shares of common stock, $0.001 par value (the "Common Stock"), of Savoy evidenced by stock certificate number 128-9 are to be transferred into Slavik's name.

     WHEREAS, the parties agree that 19,000,000 of said Shares should be cancelled and returned to the treasury of Savoy and 2,000,000 of said Shares should be retained by Slavik.

     WHEREAS, Savoy desires to issue and sell to Slavik, and Slavik desires to purchase and acquire from Savoy, 2,000,000 newly-issued, restricted shares of Common Stock.

     WHEREAS, Savoy desires to sell, assign, transfer and convey to Slavik, all of Savoy's holdings of Siranna (representing 97% of the issued and outstanding shares of Societe Siranna S.A.R.L., a Madagascar corporation) (the "Siranna Shares") sold, assigned, transferred and conveyed by Mr. Geoffrey Armstrong ("Armstrong") to Savoy on January 19, 2004, pursuant to the Share Purchase Agreement dated December 23, 2003, between Savoy and Armstrong (the "Siranna Agreement").

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

     1. Cancellation and Retention of Shares of Savoy. On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, the parties hereby agree that 19,000,000 of the 21,000,000 Shares should be cancelled and returned to the treasury of Savoy and 2,000,000 of said Shares should be retained by Slavik.

     2. Sale and Purchase of Shares of Savoy. On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Savoy hereby agrees to issue and sell to Slavik, and Slavik hereby agrees to purchase and acquire from Savoy, 2,000,000 newly-issued, restricted shares of Common Stock (the "Savoy Shares").




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     3. Sale and Purchase of Shares of Siranna. On the basis of the representations herein contained and on the terms and subject to the conditions set forth herein, Savoy hereby agrees to sell, assign, transfer and convey to Slavik, and Slavik hereby agrees to purchase and acquire from Savoy, all of Savoy's holdings of Siranna (representing 97% of the issued and outstanding shares of Siranna) sold, assigned, transferred and conveyed by Armstrong to Savoy on January 19, 2004, pursuant to the Siranna Agreement.

     4. Representations and Warranties of Savoy. Savoy hereby represents and warrants to Slavik as follows (it being acknowledged that Slavik is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Slavik hereunder):

          a. Authorization. Savoy has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, to issue and sell the Savoy Shares to Slavik, to sell, assign, transfer and convey the Siranna Shares to Slavik and to perform all of its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Savoy, and this Agreement is enforceable with respect to Savoy in accordance with its terms.

          b. Legality of Shares. The Savoy Shares, when delivered as provided in this Agreement, will be validly issued, fully-paid and nonassessable. The Savoy Shares, upon issuance and sale thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of the Savoy Shares and the Siranna Shares to be sold by Savoy as set forth in this Agreement, Slavik will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

          c. Future Transfer or Sale. Absent a Court Order, the Shares remaining in the possession of Slavik and the newly-issued shares to be issued to Slavik, for the purposes of future sales or transfers, shall be subject to the application and exemptions available under Rule 144. Slavik may engage for purposes of any required legal opinion letters to effect any sale or transfer of these shares, a) any law firm already acceptable to Savoy, or
     b) any law firm pre-approved by Savoy for purposes of a specific opinion or
     c) a law firm selected by Slavik that has attorneys practicing securities law capable of rendering SEC-governed opinions and having errors and omission coverage equal to or in excess of the value of the securities that are the subject of the requested opinion.

          d. Date of Share Issuance. Savoy acknowledges that the 2,000,000 shares retained by Slavik are to have been deemed to be issued to Slavik on October 18, 2004, specifically for purpose of the application of the holding period provisions of Rule 144D.

          e. Claims of Indebtedness. Savoy releases Siranna from any claims of indebtedness for any activities between Savoy and Siranna prior to the date of this agreement.

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     5. Representations and Warranties of Slavik. Slavik hereby represents and warrants to Savoy as follows (it being acknowledged that Savoy is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Savoy hereunder):

          a. Authorization. Slavik has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the Savoy Shares and the Siranna Shares from Savoy and to perform all of his obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of Slavik, and this Agreement is enforceable with respect to Slavik in accordance with its terms.

          b. Information Regarding this Agreement and Savoy. Slavik has obtained such information regarding the financial position and prospects of Savoy and Siranna as Slavik considers necessary or appropriate for the purpose of purchasing and acquiring the Savoy Shares and the Siranna Shares from Savoy pursuant to this Agreement.

          c. Investment Representation. Slavik understands and acknowledges that the Savoy Shares to be issued and sold to him in the transaction contemplated hereby will be issued and sold by Savoy without registration or qualification or other filings being made under the U.S. Securities Act of 1933, as amended, or any applicable state securities or "Blue Sky" law, in reliance upon specific exemptions therefrom and, in furtherance thereof, Slavik represents that the Savoy Shares will be taken and received by him for his own account for investment, with no present intention of a distribution or disposition thereof to others. Slavik further acknowledges and agrees that the certificate(s) representing the Savoy Shares issued and sold to him shall be subject to a stop transfer order and shall bear a restrictive legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ARE "RESTRICTED SECURITIES," AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION THAT, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

     6. Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of it or him for the implementation and consummation of this Agreement and the transactions herein contemplated.


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     7. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and the heirs, personal representatives, successors or assigns of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

     8. Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado and the parties agree to the jurisdiction of the courts located in Denver, Colorado.

     9. Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a)      If to the Seller, to:     Mr. Arthur Johnson, President
                                   Savoy Resources Corp.
                                   18826 Pagentry Place
                                   Monument, Colorado 80132

                  (b)              If to the
                                   Purchaser, to: Mr.
                                   Robert Slavik 26
                                   Rue Saint Andre
                                   des Arts Paris, France 75006

     Either party hereto may change its or his address by written notice to the other party given in accordance with this Section 9.

     11. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

     12. Attorneys' Fees. In the event of any litigation between the parties hereto, Savoy shall notify Slavik of the impending dispute. Slavik shall identify his attorney and that attorney's fees shall be paid by Savoy throughout the course of litigation. Should Slavik be the non-prevailing party, then Slavik shall be responsible for all of the reasonable expenses, including the attorneys' fees, of the parties in connection therewith.

     13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.



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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

SAVOY RESOURCES CORP.



/s/ Arthur Johnson                                    /s/ R T Slavik
-------------------------------------                 -------------------------
            Arthur Johnson, President                             Robert Slavik



23/05/2005                                                    April 23/05
-------------------------------------                 --------------------------
Date                                                          Date





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